Exhibit 10.4

                            51st State Systems, Inc.
                                STATEMENT OF WORK
--------------------------------------------------------------------------------

STATEMENT  OF  WORK  FOR
TIME-BASED  PROJECT  SERVICES


Thank  you  very  much,  we  appreciate  and  value  your  business.

By signing below, each of us agrees to the terms on this page and the following pages.

This Transaction Document, and the attached 51st State Systems Inc. ("51st State") Service Agreement and any other applicable Amendments and Transaction Documents make up the entire agreement between both of us regarding the Services we provide to you in support of your project referred to as Web Hosting Services. These replace all previous agreements or other communications between us regarding these Services.

Agreed  to:                              Agreed  to:

BHC,  Inc.                               51st  State  Systems,  Inc.
14001  63rd  Way  North                  938  Howe  Street,  Suite  402
Clearwater  FL  33760                    Vancouver,  BC  V6Z1N9
USA                                      Canada


/s/ Scott G. Roix                      /s/ Todd Cusolle
----------------------------------     ----------------------------------
Scott G. Roix,  President              Todd  Cusolle,  VP  Technology


December 6, 2002                       December 6, 2002
----------------------------------     ----------------------------------
Date                                   Date




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BHC,  INC. ("YOU") AND 51ST STATE SYSTEMS, INC. ("WE") AGREE THAT THE 51ST STATE
SYSTEMS SERVICES AGREEMENT APPLIES TO THE SERVICES DESCRIBED IN THIS TRANSACTION DOCUMENT AND ITS ATTACHMENTS

1.1     DEFINITIONS

"Web Hosting Environment" is a description of the configurations being provided by 51st State. These configurations will include hardware (processor, memory, disk), software, and network connectivity. The Web Hosting Environment you are ordering is defined in Attachment 1.

1.2     HIGHLIGHTS

The scope of this project includes establishment of a web hosting environment for you. 51st State will provide the server hardware, operating system software, monitoring software, and other software and premise connectivity, as specifically documented in Attachment 1. We provide to you, under the terms of this Transactional Document and Attachment 1, capabilities within the Web Hosting Environment. The Web Hosting Environment will include your servers that are accessible from the Internet, where your information and data content will be resident, and which will allow authorized users to access this content. We provide you the use of software facilities resident on these servers for formatting, loading, previewing, and maintaining your information and data content through an Internet connection. We restrict the use of these software facilities and the ability to modify your information and data content to authorized user identifications and passwords we provide to you.


1.3     KEY  ASSUMPTIONS

The 51st State Responsibilities and Charges within this Transaction Document are based on the Key Assumptions below:

     1.   The  server  architecture  contains  single  points  of  failure.

     2. No growth is assumed. 51st State will utilize incremental ordering and/or Project Change Requests for pricing new and additional capacity.

     3.   The  server  environment  will  be  hardened  (e.g. operating system).

     4.   Commercially  supported  levels  of  software  will  be  maintained.

     5. Unix root and NT administrative access is controlled by 51st State and is not available to you. Within the limitations of the operating system 51st State will however, establish access to a limited set of privileged commands as mutually agreed upon.





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     6.   Access for you to any systems level commends such as shutdown, reboot, and kill is not provided as it may affect the rest of our server environment. Physical machine shutdown and re-initialization will be performed by 51st State.

     7. 51st State will retain execution of all system level maintenance, privileged, and administrative commands.

     8. 51st State will not share administrative control of the firewall, if any are specified in Attachment 1, with you.


1.4     51ST  STATE  RESPONSIBILITIES

TASK  1  -  IMPLEMENTATION
     1. Enable the server hardware, software, and network connectivity as detailed in Attachment 1.

     2.   Enable  dedicated  switch  ports  for  servers.

     3.   Establish  dedicated  premise  network  connectivity  on  Ethernet
          10/100BaseT.

     4. Enable access from the server farm to the open Internet over high speed facilities.

     5.   Provide  Domain  Name  Services,  if  required.

     6.   Make  a  backup  of  the  initial  instillation.

COMPLETION  CRITERIA
TASK 1 - IMPLEMENTATION will be considered complete when the new web hosting service is operational and accessible from the Internet.

TASK  2  -  ONGOING  SERVICES
     1.   Support  the  web  server,  as  described  above.

     2.   Provide  bandwidth  to  the  open  Internet  as  described  above.

     3.   Maintain  Domain  Name  Services,  if  required.

     4. Obtain and coordinate the installation of new versions, releases, and fixes to the operating system and system software, as required by 51st State to maintain the operating environment.

     5. Provide around-the-clock monitoring of the services identified in Attachment 1, identify problems and work on fixes.





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     6.   Provide  server  support to administer the server environment and work on  fixes.

     7. Use commercially reasonable efforts to assure that the servers are operational and available on the network.

     8. Implement the security policy on the firewalls and undertake the firewall software upgrades as deemed necessary for data security and integrity, if firewall services are included in Attachment 1.

COMPLETION  CRITERIA
TASK 2- ONGOING SERVICES remains for the term of this Transaction Document. This task will be considered compete when the services described in this Section are performed in each month of the term.


1.5     YOUR  RESPONSIBILITIES

     1. Be responsible for purchasing versions / patches of the software program(s) installed on any server at the current commercially available version. You may identify when 51st State assistance is required and at your request we will provide this additional assistance at additional charges.

     2. Assist 51st State with project planning and scheduling of the initial implementation.

     3. Obtain the appropriate licenses and media for any licensed programs which you use in this environment. A current copy of each license and media must be placed on file with 51st State Systems.

     4.   Provide administration level support of your content and applications.

     5. Obtain a licensed copy of appropriate software to run your content and applications.

     6. Upload your content and data using internet connectivity provided by you.

     7. Provide 51st State with input and future plans regarding your site. This information will be used by 51st State to plan its server resources and workload.

     8. Provide 51st State with around-the-clock contact names and phone or pager numbers for support.

     9. Ensure your information or data does not contain any data or information which violates any law or regulation.





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     10.  You  shall  not use this Service to send or receive any information in the form of text, graphics, or programs which infringes any patent, copyright, trademark, trade secret, or other intellectual property right, privacy, or similar right of another.

     11. You are responsible for promptly notifying us of any event or circumstance, and will provide all information relating to such event or circumstance if requested by us, related to this Transaction Document or your information and data which could lead to a claim or demand against us by any third party.

1.6     SERVER  SECURITY

We will provide you with only those security facilities or security procedures for access to your information and data content, if any, as described in this Transaction Document.

We maintain the servers' operational status in support of your information and data content. We will make the server containing your information and data content available for access around-the-clock, except for periods of scheduled maintenance and periods impacted by technical difficulties. 51st State Web Hosting Scheduled Maintenance is normally performed weekly, at random, during generally accepted "off-hours" for business (Pacific and Eastern).

We reserve the right to interrupt access to the server to perform emergency maintenance as needed.


1.7     CHARGES

We have configured the Web Hosting Environment necessary to meet our understanding for your current requirements. the Web Hosting Environment associated with the services provided to you are described in Attachment 1.

The total Charges for the services ordered under Attachment 1 are shown below. The Charges are firm for the duration of this Transaction Document. Charges for additional services, or changes to the Web Hosting Environment if any, will be reflected in a mutually agreeable change authorization to this document.

SERVICE  DESCRIPTION           ONE-TIME  CHARGE            MONTHLY  CHARGE
---------------------------    -------------------------   ---------------------
Web  Hosting  Environment      Waived                      $200.00
                                                           Waived for the first
                                                           year as per web dev-
                                                           elopment  SOW.





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SERVICE  DESCRIPTION                                       HOURLY  CHARGE
---------------------------                                ---------------------
Maintenance
Server  Assistance  Program                                $150.00
24h per day, same rate

Charges are billed monthly. Invoices will be issued one month in advance. Invoices are due upon receipt. 51st State Systems accepts Visa and MasterCard and can administrate monthly automatic payments if you wish.

                  [GRAPHIC OMITED]          [GRAPHIC OMITED]

The preceding dollar figures are exclusive of any applicable taxes. All dollar amounts are in $US


1.8     TERM  AND  TERMINATION

The  51st  State  tasks under this Transaction Document are described in section
1.4 "51st State Responsibilities". 51st State will begin work on these tasks upon receipt of this signed Transaction Document.

The initial term of the Transaction Document commences at the start of TASK 1 - IMPLEMENTATION and ends twelve (12) months from the date of completion of TASK 1 -IMPLEMENTATION. Thereafter , this Transaction Document shall automatically renew for additional twelve (12) month periods unless either party notifies the other with 30 days notice that it wishes to terminate the Transaction Document.

Notwithstanding the above, either party may terminate this Transaction Document at the end of any given month upon thirty (30) days advance written notice.

In  the  event  of  any  termination, there will be no reduction of any One-Time
Charges  which  are  payable  when  due.





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1.9     EMERGENCY  AND  TECHNICAL  CONTACTS

51ST  STATE  TECHNICAL  CONTACTS:
Todd  Cusolle
(604)  647-1180,  Press  #1
tcusolle@51stStateSystems.com

BHC  EMERGENCY  CONTACT
CONTACT:
NAME  :         Scott Roix
PHONE:          (727)533-8730

1.10     ADMINISTRATIVE  INFORMATION

Notices  will  be  provided  in  writing  and  delivered  to  you  at:

BHC,  Inc.
14001  63rd  Way  North
Clearwater,  FL  33760
USA

Attention:     Scott  Roix

and  to  51st  State  at:

51st  State  Systems,  Inc.
938  Howe  Street,  Suite  402
Vancouver,  BC  V6Z1N9
Canada

Attention:     Matthew  Sebal



                                   *** END ***





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                     ATTACHMENT 1 - WEB HOSTING ENVIRONMENT
                     --------------------------------------

51st State will supply and manage the operations of the Web Hosting Environment. The table below outlines a typical configuration:


ENVIRONMENT  NAME                    SPECIFICATIONS
-----------------                    --------------------
CPU  Type                            Pentium  III  500Mhz
Memory                               256  MB
Firewall  Services                   Basic
Operating  System                    Windows  2000
Web  Server  Software                Microsoft  IIS  5.0
Disk Storage for Customer Data       Up  to  100  MB
Data  Transfer                       2  GB  per  month




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